UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2026

STARWOOD REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56046	82-2023409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2340 Collins Avenue Miami Beach, FL 33139

(Address of principal executive offices, including zip code)

(305) 695-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Formation of Joint Venture with Apollo Global Management

On August 3, 2026 (the “Closing Date”), Starwood Real Estate Income Trust, Inc., through one or more subsidiaries (collectively, the “Company”), consummated a transaction with funds managed by and affiliates of Apollo Global Management (“Apollo”) to form a joint venture structured as a Delaware limited liability company (the “Joint Venture”) that will own, operate and manage a portfolio consisting of approximately 120 of the Company’s affordable housing properties located in the United States (the “Transaction”). Apollo made a $1.02 billion high-grade investment in the Joint Venture in exchange for Class B Common Units representing 41.5% of the equity interests in the Joint Venture. The Company holds Class A Common Units representing 58.5% of the equity interests in the Joint Venture and retains full asset management responsibility and operational control of the portfolio. The Company will consolidate the Joint Venture and will classify Apollo’s interest as a redeemable noncontrolling interest, with no gain or loss recognized on formation.

Proceeds from the Transaction will be used to repay a significant portion of the Company’s credit facility, immediately reducing interest expense and improving operating cash flow. The Transaction is a critical step in the Company’s broader plan to improve liquidity, enhance stockholder returns and position the Company for long-term performance.

Under the terms of the Joint Venture agreement, the Company will make distributions of a portion of available cash generated by the portfolio to Apollo. The Company will guarantee Apollo receives distributions that would result in an annual minimum yield on Apollo’s investment in the Joint Venture, which is investment-grade rated. The annual minimum yield increases over time, and the payment of such yield will be the responsibility of the Company.

The Company has a call option to redeem Apollo’s interest in the Joint Venture, exercisable at certain times. If exercised between the fifth and 10th anniversary of the Closing Date, the call price will be calculated to ensure a capped IRR of 7% to Apollo. The longer Apollo remains in the Joint Venture, additional financial obligations will be imposed on the Company.

Goldman Sachs & Co. LLC acted as exclusive structuring agent and financial advisor to the Company. Citibank, N.A., Barclays Bank PLC, Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A., Deutsche Bank AG New York Branch, JPMorgan Chase Bank, N.A., Bank of America, N.A. and Natixis, New York Branch served as advisors and arrangers in connection with the Transaction. Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal counsel and Centerview Partners acted as financial advisor to Apollo.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Forward-Looking Statement Disclosure

This material contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “identified,” “may,” “will”, “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “confident,” “conviction” or other similar words or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives, intentions, and expectations with respect to positioning, including performance of the Company’s affordable housing portfolio, ability of the Transaction to improve liquidity, stockholder returns and long-term performance, the impact of macroeconomic trends and market forces, acquisitions, dispositions, liquidity, future operations, future performance, distributions and the Company’s share repurchase plan. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. The Company believes these factors include but are not limited to those described under the section entitled “Risk Factors” in the Company’s annual report for the most recent fiscal year, and any such updated factors included in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or the Company’s public filings). Except as otherwise required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD REAL ESTATE INCOME TRUST, INC.

Date: August 4, 2026	By:	/s/ Matthew Guttin
Matthew Guttin
Chief Compliance Officer and Secretary